                                                                    Exhibit 4.14


                        ASSIGNMENT AND SECURITY AGREEMENT
                           Dated as of March 30, 2000
                                       by
                            NRG POWER MARKETING INC.
                                       to
                           THE CHASE MANHATTAN BANK,
                              as Collateral Agent

                                TABLE OF CONTENTS


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                                    ARTICLE I
                     DEFINITIONS; RULES OF INTERPRETATION ..................     2


SECTION 1.1.          Definitions ..........................................     2

SECTION 1.2.          Rules of Interpretation ..............................     3

                                   ARTICLE II
                  ASSIGNMENT AND GRANT OF SECURITY INTERESTS ...............     3


SECTION 2.1.          Assignment and Grant of Security Interest ............     3

SECTION 2.2.          Security Interest Absolute ...........................     5

SECTION 2.3.          Power of Attorney ....................................     6

SECTION 2.4.          Inspection and Verification ..........................     8


                                   ARTICLE III
              GENERAL REPRESENTATIONS, WARRANTIES AND COVENANTS ............     8


SECTION 3.1.          Title and Authority ..................................     9

SECTION 3.2.          Validity, Perfection and Priority of Lien ............     9

SECTION 3.3.          No Liens; Other Financing Statements .................     9

SECTION 3.4.          Chief Executive Office; Name; Records ................    10

SECTION 3.5.          Additional Statements and Schedules ..................    11

SECTION 3.6.          Further Actions ......................................    11


                                   ARTICLE IV
                         CASH PROCEEDS OF COLLATERAL .......................    11


                                    ARTICLE V
                          SPECIAL PROVISIONS CONCERNING
                              ASSIGNED REVENUES ............................    12


SECTION 5.1.          Additional Representations and Warranties ............    12

SECTION 5.2.          Maintenance of Records; Legending of Records .........    12

SECTION 5.3.          Modification of Terms; No Payment to Grantor .........    13

SECTION 5.4.          Collection ...........................................    13


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
SECTION 5.5.          Instruments ..........................................    13


                                   ARTICLE VI
                       DUTY OF CARE OF COLLATERAL AGENT ....................    13


SECTION 6.1.          Collateral Agent's Duties; Reasonable Care ...........    13

SECTION 6.2.          Further Protection ...................................    14


                                   ARTICLE VII
                 REMEDIES UPON OCCURRENCE OF A TRIGGER EVENT ...............    14


SECTION 7.1.          Remedies; Obtaining the Power Marketing Security
                      Agreement Collateral upon Trigger Event ..............    14

SECTION 7.2.          Remedies; Disposition of the Power Marketing
                      Security Agreement Collateral ........................    15

SECTION 7.3.          Waiver ...............................................    16

SECTION 7.4.          Application of Proceeds; Grantor Liable for
                      Deficiency ...........................................    17

SECTION 7.5.          No Waiver; Remedies Cumulative .......................    17

SECTION 7.6.          Discontinuance of Proceedings ........................    18


                                  ARTICLE VIII
                                  MISCELLANEOUS ............................    18


SECTION 8.1.          Notices ..............................................    18

SECTION 8.2.          Amendment ............................................    18

SECTION 8.3.          Successors and Assigns ...............................    19

SECTION 8.4.          Survival .............................................    19

SECTION 8.5.          Headings Descriptive .................................    19

SECTION 8.6.          Severability .........................................    19

SECTION 8.7.          Grantor's Duties .....................................    19

SECTION 8.8.          Termination; Release .................................    19

SECTION 8.9.          Reinstatement ........................................    20

SECTION 8.10.         Counterparts .........................................    20

SECTION 8.11.         Governing Law; Submission to Jurisdiction;
                      Waiver of Jury Trial .................................    20

SECTION 8.12.         Authority of Collateral Agent ........................    21

SECTION 8.13.         Conflict with Intercreditor Agreement ................    22

SECTION 8.14.         Indemnities and Expenses .............................    22

SECTION 8.15.         Entire Agreement .....................................    22

SECTION 8.16.         Independent Security .................................    22


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
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SECTION 8.17.         Third Party  Beneficiaries ...........................    23

SECTION 8.18.         Limitation  of  Liability ............................    23

SECTION  8.19.        Merger of  Collateral  Agent .........................    23

Schedule I - Filing Offices

                        ASSIGNMENT AND SECURITY AGREEMENT

                  ASSIGNMENT AND SECURITY AGREEMENT, dated as of March 30, 2000 (this "Agreement"), made by NRG Power Marketing, Inc., a Delaware corporation (the "Grantor"), in favor of The Chase Manhattan Bank, as collateral agent (together with its successors in such capacity, the "Collateral Agent") for the benefit of the Secured Parties.

                              W I T N E S S E T H:

         WHEREAS, pursuant to the Acquisition Agreement, the Subsidiary Guarantor, a wholly owned subsidiary of the Issuer, is acquiring the Project from Cajun; and

         WHEREAS, the Issuer has simultaneously with the execution and delivery of this Agreement issued and sold the Initial Bonds pursuant to the Indenture; and

         WHEREAS, payments of the principal of, premium (if any), interest on and any other amounts due with respect to the Initial Bonds will be serviced by repayment of the Guarantor Loan and guaranteed (subject to certain limitations) by the Subsidiary Guarantor; and

         WHEREAS, the Working Capital Facility Banks, the Working Capital Facility Agent and the Issuer are parties to the Working Capital Facility providing, subject to the terms and conditions thereof, for the making of loans to the Issuer for working capital purposes; and

         WHEREAS, the Grantor is an Affiliate of the Issuer and Subsidiary Guarantor and anticipates benefitting directly and indirectly from the issuance and sale of the Initial Bonds and the entry by the Issuer into the Working Capital Facility and therefore, is willing to secure the obligations of the Issuer and the Subsidiary Guarantor under the Finance Documents by entering into this Agreement with the Collateral Agent, pursuant to which the Collateral Agent, acting on behalf of the Secured Parties, will obtain a continuing Lien on and perfected security interest in, the Power Marketing Security Agreement Collateral.

                  NOW THEREFORE, in consideration of the Secured Parties entering into the Finance Documents and to induce the Secured Parties to release the proceeds of the issuance and sale of the Initial Bonds, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Grantor hereby agrees with the Collateral Agent as follows:

                                    ARTICLE I
                      DEFINITIONS; RULES OF INTERPRETATION

                  SECTION 1.1.  Definitions.

                  (a) For all purposes of this Agreement, capitalized terms used but not otherwise defined herein shall have the meanings set forth in Appendix A to the Trust Indenture, dated as of March 30, 2000, among NRG South Central Generating LLC, Louisiana Generating LLC and The Chase Manhattan Bank, as Bond Trustee (the "Indenture").

                  (b) The following terms shall have the following respective meanings unless the context otherwise requires. The definitions shall be equally applicable to the singular and plural forms of the terms defined. Commercial terms used herein but not defined herein or in Appendix A to the Indenture shall have the meanings specified for such terms in the UCC as in effect in the State of New York.

                  "Agreement" shall have the meaning specified in the preamble hereto.

                  "Assigned Revenues" have the meaning specified in Section 2.1(a).

                  "Financing Statements" shall mean all financing statements, recordings, filings or other instruments of registration necessary and appropriate to perfect a security interest or lien by filing in any appropriate filing or recording office in accordance with the UCC as enacted in any and all relevant jurisdictions or any other relevant applicable law.

                  "Grantor" shall have the meaning specified in the preamble hereto.

                  "Instruments" shall mean "instruments" as such term is defined in the UCC as in effect in any relevant jurisdiction.

                  "Power Marketing Security Agreement Collateral" shall have the meaning specified in Section 2.1(a).

                  "Proceeds" shall mean "proceeds" as such term is defined in the UCC as in effect in any relevant jurisdiction or under other relevant law and, in any event, shall include, but shall not be limited to, (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Collateral Agent or the Grantor from time to time, and claims for insurance, indemnity, warranty or guaranty effected or held for the benefit of the Grantor with respect to any of the Power Marketing Security Agreement Collateral, (ii) any and all payments (in any form whatsoever) made or due and payable to the Grantor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Power Marketing Security Agreement Collateral by any Governmental Authority (or any person acting under color of Governmental Authority) and (iii) any and all other amounts from time to time paid or payable under or in connection with any of the Power Marketing Security Agreement Collateral.

                  "Security Interest" shall have the meaning specified in
Section 2.1(a).

                  "UCC" shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided that, if by reason of mandatory provisions of law, the perfection or priority of the security interest granted hereunder in any Power Marketing Security Agreement Collateral is governed by the Uniform Commercial Code in effect in a jurisdiction other than the State of New York, the term "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction solely for the purposes of the provisions hereof relating to such perfection or priority.

                  SECTION 1.2. Rules of Interpretation. Except as otherwise expressly provided herein, the rules of interpretation set forth in Section 1.1 to the Indenture shall apply to this Agreement.

                                   ARTICLE II
                   ASSIGNMENT AND GRANT OF SECURITY INTERESTS

                  SECTION 2.1. Assignment and Grant of Security Interest. (a) As security for the prompt and complete payment and performance when due of all of the Secured Obligations, the Grantor hereby grants to the Collateral Agent, for itself and for the ratable benefit of all the Secured Parties, a continuing security interest of first priority (the "Security Interest") in all of the Grantor's right, title and interest in, to and under the following, in each case, whether now owned or existing or hereafter acquired, arising or created, and wherever located:

                  (i) all revenues from all current and future power sales agreements, contracts and documents entered into by the Grantor associated with the Issuer, the Subsidiary Guarantor and any Additional Guarantor, as each such agreement, contract and document may be amended, supplemented, modified or replaced and in effect from time to time (said revenues collectively, the "Assigned Revenues"), including, without limitation: (i) all rights of the Grantor to receive moneys due and to become due under or pursuant to the Assigned Revenues and (ii) all rights of the Grantor to receive proceeds of any insurance, bond, indemnity, warranty or guaranty with respect to the Assigned Revenues; and

                  (ii) all Proceeds, rents, profits, income, benefits, substitutions and replacements of, and to any of the property of the Grantor described in the preceding clauses of this Section 2.1 (including, without limitation, all causes of action, claims and warranties now or hereafter held by the Grantor in respect of any of the items listed above) and, to the extent related to any property described in said clauses or such proceeds, all books, correspondence, credit files, records, invoices and other papers, including without limitation all tapes, cards, computer runs and other papers and documents in the possession or under the control of the Grantor or any computer bureau or service company from time to time acting for the Grantor (all of the above collectively, the "Power Marketing Security Agreement Collateral").

                  (b) The security interest granted to the Collateral Agent pursuant to this Agreement extends to all Power Marketing Security Agreement Collateral of the kind which is the subject of this Agreement which the Grantor may acquire at any time during the continuation of this Agreement, whether such Power Marketing Security Agreement Collateral is in transit or in the Grantor's, the Collateral Agent's, any other Secured Party's or any other Person's constructive, actual or exclusive occupancy or possession until the release thereof pursuant to Section 8.8.

                  (c) The assignments and security interests under this Agreement granted to the Collateral Agent shall not relieve the Grantor from the performance of any term, covenant, condition or agreement on the Grantor's part to be performed or observed under or in respect of any of the Power Marketing Security Agreement Collateral pledged by it hereunder or from any liability to any Person under or in respect of any of such Power Marketing Security Agreement Collateral or impose any obligation on the Collateral Agent to perform or observe any such term, covenant, condition or agreement on the Grantor's part to be so performed or observed or impose any liability on the Collateral Agent for any act or omission on the part of the Grantor or for any breach of any representation or warranty on the part of the Grantor contained in this Agreement or any other Project Document, or in respect of the Power Marketing Security Agreement Collateral pledged by it hereunder or made in connection herewith or therewith. The obligations of the Grantor contained in this paragraph shall survive the termination of this Agreement and the discharge of the Grantor's other obligations hereunder.

                  (d) This Agreement shall create a continuing security interest in the Power Marketing Security Agreement Collateral until the release thereof pursuant to Section 8.8.


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
                  SECTION 2.2. Security Interest Absolute. The parties hereto shall not challenge or question in any proceeding the validity or enforceability of this Agreement as a whole or any term or provision contained herein or the validity of any Lien or Financing Statement in favor of the Collateral Agent. All rights of the Collateral Agent and the other Secured Parties and all security interests hereunder shall, to the fullest extent permitted by law, be absolute and unconditional irrespective of:

                  (a) any invalidity, irregularity or unenforceability of any Finance Document or any other agreement or instrument relating thereto, or any amendment, change or modification of any of the Finance Documents;

                  (b) any impairment, modification, change, exchange, release or subordination of or limitation on, any liability to, or stay of actions or lien enforcement proceedings against, the Grantor, its property or its estate in bankruptcy resulting from any bankruptcy, arrangement, readjustment, composition, liquidation, rehabilitation or similar proceeding against or otherwise involving or affecting the Grantor;

                  (c) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from any Finance Document;

                  (d) any change in the time, order or method of attachment or perfection of Liens or the filing or recording of Financing Statements or other Security Documents and irrespective of anything contained in any filing or agreement to which the Collateral Agent or any other Secured Party may now or hereafter be a party;

                  (e) any exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of, or consent to departure from, any guaranty for all or any of the Secured Obligations; or

                  (f) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Grantor or a third party pledgor, except as otherwise provided herein.

                  SECTION 2.3. Power of Attorney. (a) The Grantor hereby irrevocably constitutes and appoints the Collateral Agent, on behalf of itself and the other Secured Parties, or any Person, officer or agent thereof whom the Collateral Agent may designate, as the Grantor's true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Grantor and in the name of the Grantor or in its own name, at the Grantor's


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
cost and expense, to exercise at any time in the Collateral Agent's discretion all or any of the following powers, which, being coupled with an interest, shall be irrevocable until the Debt Termination Date (as defined in the Intercreditor Agreement):

                           (i) to receive, take, endorse, sign, assign and deliver, all in the Collateral Agent's name or the Grantor's name, any and all checks, notes, drafts, and other documents or instruments relating to the Power Marketing Security Agreement Collateral;

                           (ii) to receive, open and dispose of all mail addressed to the Grantor and to notify postal authorities to change the address for delivery thereof to such address as the Collateral Agent designates;

                           (iii) to request from account debtors of the Grantor, in the Grantor's name or in the name of the Collateral Agent or the Collateral Agent's designee, information concerning the Power Marketing Security Agreement Collateral and the amounts owing thereon;

                           (iv) to transmit to account debtors indebted on the Power Marketing Security Agreement Collateral notice of the Collateral Agent's interest therein;

                           (v) to notify account debtors indebted on the Power Marketing Security Agreement Collateral to make payment directly to the Collateral Agent;

                           (vi) to take or bring, in the Grantor's name or in the Collateral Agent's name on behalf of the Secured Parties, all steps, actions, suits or proceedings deemed by the Collateral Agent to be necessary or desirable to enforce or effect collection of any amounts owing on the Power Marketing Security Agreement Collateral;

                           (vii) to the fullest extent permitted by law, to prepare, sign and file any Financing Statements or file this Agreement in the name of the Grantor as debtor;

                           (viii) if the Grantor shall have failed to do so in a timely manner, to take or cause to be taken all actions necessary to perform or comply, or cause performance or compliance with, the covenants of the Grantor contained in any Transaction Document;

                           (ix) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Power Marketing Security Agreement Collateral;

                           (x) to defend any suit, action or proceeding brought against the Grantor with respect to any Power Marketing Security Agreement Collateral;

                           (xi) to settle, compromise or adjust any suit, action or proceeding described in the preceding clause (x) and, in connection therewith, to give such discharges or releases as the Collateral Agent, acting pursuant to the Intercreditor Agreement, or as otherwise expressly provided herein, may deem appropriate;

                           (xii) generally, to sell or transfer and make any agreement with respect to or otherwise deal with any of the Power Marketing Security Agreement Collateral as fully and completely as though the Secured Parties were the absolute owner thereof for all purposes, and to do, at the Secured Parties' option and the Grantor's expense, at any time, or from time to time, all acts and things which the Collateral Agent, acting pursuant to the Intercreditor Agreement, or as otherwise expressly provided herein, deem necessary to protect, preserve or realize upon the Power Marketing Security Agreement Collateral and the Liens of the Secured Parties thereon;

                           (xiii) to execute, in connection with any foreclosure, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Power Marketing Security Agreement Collateral;

                           (xiv) to exercise the Grantor's rights under any power sale agreement, contract or document under which the Assigned Revenues arise; and

                           (xv) to exercise any and all other rights, remedies, powers and privileges of the Grantor with respect to the Power Marketing Security Agreement Collateral;

provided, however, that the Collateral Agent shall not exercise its powers under clauses (i), (ii), (iii), (iv), (v), (vi),(ix), (x), (xi), (xii), (xiii), (xiv)
or (xv) unless a Trigger Event of which the Collateral Agent has actual knowledge has occurred and is continuing.

                  (b) The Grantor hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof. The Grantor hereby acknowledges and agrees that in acting pursuant to this power-of-attorney the Collateral Agent shall be acting in its own interest and in the interest of the other Secured Parties and the Grantor acknowledges and agrees that the Collateral Agent and the other Secured Parties shall have no fiduciary duties to the Grantor and the Grantor hereby waives any claims to the rights of a beneficiary of a fiduciary relationship hereunder.

                  SECTION 2.4. Inspection and Verification. The Collateral Agent and such Persons as the Collateral Agent may reasonably designate shall have the right, no more often than once each year, unless an Event of Default has occurred and is continuing, and, if an Event of Default has occurred and is continuing, at any reasonable time or times, in each case upon ten (10) days' notice and at the Grantor's own cost and expense, to inspect the Power Marketing Security Agreement Collateral, all records related thereto (and to make extracts and copies from such records) and the premises upon which any of the Power Marketing Security Agreement Collateral is located, to discuss the Grantor's affairs with the appropriate officers of the Grantor and its independent accountants and to verify under reasonable procedures the validity, amount, quality, quantity, value, condition and status of, or any other matter relating to, the Power Marketing Security Agreement Collateral, including, in the case of Power Marketing Security Agreement Collateral in the possession of any third party, by contacting account debtors or the third party possessing such Power Marketing Security Agreement Collateral for the purpose of making such a verification. The Collateral Agent shall have the absolute right to share any information it gains from such inspection or verification with any other Secured Party.


                                   ARTICLE III
                GENERAL REPRESENTATIONS, WARRANTIES AND COVENANTS

                  The Grantor hereby represents, warrants and covenants to the Collateral Agent and the other Secured Parties, which representations, warranties and covenants shall survive execution and delivery of this Agreement and the making and repayment of the Secured Obligations, subject to the provisions of Section 8.9, as follows:

                  SECTION 3.1. Title and Authority. The Grantor has good and valid rights in and title to the Power Marketing Security Agreement Collateral with respect to which it has purported to grant a Security Interest hereunder and has full power and authority to grant to the Collateral Agent the Security Interest in such Power Marketing Security Agreement Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any Person other than any consent or approval that has been obtained and is in full force and effect.


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
                  SECTION 3.2.  Validity, Perfection and Priority of Lien.

                  (a) This Agreement creates in favor of the Collateral Agent, for itself and for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Power Marketing Security Agreement Collateral and the proceeds thereof owned by the Grantor, and when Financing Statements in appropriate form are filed in the offices specified on Schedule I hereto, the Lien created under this Agreement will constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Grantor in such Power Marketing Security Agreement Collateral and the proceeds thereof, in each case prior and superior in right to any other Person, subject only to Permitted Liens.

                  (b) (i) Fully executed Financing Statements or other appropriate filings, recordings or registrations containing a description of the Power Marketing Security Agreement Collateral have been delivered to the Collateral Agent for filing in each governmental, municipal or other office specified in Schedule I, which are all the filings, recordings and registrations that are necessary to publish notice of and protect the validity of and to establish a valid and perfected security interest in favor of the Collateral Agent (for the benefit of itself and for the ratable benefit of the Secured Parties) in respect of all Power Marketing Security Agreement Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under Applicable Law with respect to the filing of continuation statements. The Grantor will pay any applicable filing fees and related expenses. The Grantor hereby irrevocably authorizes the Collateral Agent to file any such Financing Statements without its signature as the debtor.

                  SECTION 3.3. No Liens; Other Financing Statements. (a) Except for the Lien granted to the Collateral Agent for itself and the ratable benefit of the Secured Parties hereunder and Permitted Liens, the Grantor is, and as to all Power Marketing Security Agreement Collateral whether now existing or hereafter acquired after the date hereof, the Grantor will and will continue to be the owner of valid and marketable title in and to each item of the Power Marketing Security Agreement Collateral free and clear of any and all Liens other than Permitted Liens and the Grantor shall defend the Power Marketing Security Agreement Collateral against all claims and demands of all Persons at any time claiming the same or any interest therein adverse to the Collateral Agent or any other Secured Party.

                  (b) Other than Financing Statements filed in connection herewith, there is no Financing Statement (or similar statement or instrument of registration under the law of any jurisdiction) covering or purporting to cover any interest of any kind in the Power Marketing


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
Security Agreement Collateral except (i) Financing Statements filed in connection with Permitted Liens, and (ii) Financing Statements for which proper termination statements have been delivered to the Collateral Agent for filing. The Grantor will not execute or authorize any Financing Statement (or similar statement or instrument of registration under the law of any jurisdiction) or statements relating to the Power Marketing Security Agreement Collateral to be filed in any public office, except Financing Statements filed or to be filed in respect of and covering the security interests granted hereby to the Collateral Agent by the Grantor and Financing Statements filed in respect of and covering Permitted Liens.

                  SECTION 3.4. Chief Executive Office; Name; Records. (a) The chief executive office and principal place of business of the Grantor is located at 1221 Nicollet Mall, Suite 700, Minneapolis, Minnesota 55403. Except as permitted by the Indenture, the Grantor will not (i) move its chief executive office, or (ii) change its name from, nor carry on business under any name other than "NRG Power Marketing, Inc.," unless it has complied with the requirements of Section 3.4(b). The originals of all documents evidencing all Assigned Revenues of the Grantor, and the only original books of account and records concerning the Power Marketing Security Agreement Collateral are, and will continue to be, kept at, and controlled and directed (including, without limitation, for general accounting purposes) from, such chief executive office, or at such new location for such chief executive office as the Grantor may establish in accordance with Section 3.4(b).

                  (b) The Grantor shall not establish a new location for its chief executive office or change its name or the name under which it presently conducts its business unless (i) it has given to the Collateral Agent not less than thirty (30) days' prior written notice of its intention so to do, clearly describing such new location or specifying such new name, as the case may be, and providing such other information in connection therewith as the Collateral Agent may reasonably request, and (ii) with respect to such new location or such new name, as the case may be, the Grantor shall have taken all action, satisfactory to the Collateral Agent, to maintain the security interest of the Collateral Agent in the Power Marketing Security Agreement Collateral intended to be granted hereby at all times fully perfected and in full force and effect.

                  SECTION 3.5. Additional Statements and Schedules. The Grantor shall execute and deliver to the Collateral Agent, from time to time, for its convenience in maintaining a record of the Power Marketing Security Agreement Collateral, such written statements and schedules as the Collateral Agent may reasonably require, designating, identifying or describing the Power Marketing Security Agreement Collateral.

                  SECTION 3.6. Further Actions. The Grantor will, at its own expense, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time


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
such lists, descriptions and designations of its Power Marketing Security Agreement Collateral, warehouse receipts, receipts in the nature of warehouse receipts, bills of lading, documents of title, vouchers, invoices, schedules, confirmatory assignments, conveyances, Financing Statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments and take such further steps relating to the Power Marketing Security Agreement Collateral and other property or rights covered by the Security Interest hereby granted by the Grantor to perfect, preserve or protect its security interest in the Power Marketing Security Agreement Collateral within thirty (30) days after any request by the Collateral Agent or such earlier date as may be required by applicable law or necessary to preserve or protect the security interests in the Power Marketing Security Agreement Collateral granted by the Grantor pursuant to this Agreement, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the Lien created hereby and the filing of any Financing Statements or other documents in connection herewith.

                                   ARTICLE IV
                           CASH PROCEEDS OF COLLATERAL

                  Upon the occurrence and during the continuance of an Event of Default, the Grantor shall deposit the cash proceeds of any of the Power Marketing Security Agreement Collateral required to be delivered to the Collateral Agent pursuant hereto into the Revenue Account. In addition to the foregoing, the Grantor agrees that, at any time after the occurrence and during the continuance of an Event of Default, if the proceeds of any Power Marketing Security Agreement Collateral hereunder shall be received by it, the Grantor shall, upon the request of the Collateral Agent, as promptly as possible deposit such proceeds into the Revenue Account. Until so deposited, all such proceeds shall be held in trust by the Grantor for and as the property of the Collateral Agent and shall not be commingled with any other funds or property of the Grantor.

                                    ARTICLE V
                          SPECIAL PROVISIONS CONCERNING
                                ASSIGNED REVENUES

                  SECTION 5.1. Additional Representations and Warranties. As of the time when each of its Assigned Revenues arises, the Grantor shall be deemed to have represented and warranted to the best of its knowledge that such Assigned Revenue and all records, papers and documents relating thereto (if any) are genuine and in all respects what they purport to be, and that all papers and documents (if any) relating thereto (i) will (subject to dispute, return, replacement, settlement or compromise) represent the genuine, legal, valid and binding obligation of the account debtor evidencing indebtedness unpaid and owed by such account debtor arising out of the performance of labor or services or the sale and delivery of the merchandise listed therein, or both, (ii) will be the only original writings evidencing and embodying such obligation of the account debtor named therein (other than copies created for purposes other than general accounting purposes), (iii) will (subject to dispute, return, replacement, settlement or compromise) evidence true and valid obligations, enforceable in accordance with their respective terms, not subject to the fulfillment of any contract or condition whatsoever unless set forth in the writing and not subject to any defenses, set-offs or counterclaims or stamp or other taxes, and not subject to any provisions prohibiting the Security Interest granted hereunder, and (iv) will be in compliance and will conform with all Applicable Law.

                  SECTION 5.2. Maintenance of Records; Legending of Records. The Grantor will keep and maintain at its own cost and expense satisfactory and complete records of its Assigned Revenues for at least five (5) years from the date on which the Assigned Revenue comes into existence, including, without limitation, records of all payments received and all credits granted thereon, and the Grantor will make the same available to the Collateral Agent and the other Secured Parties for inspection in accordance with Section 2.4. The Grantor shall, at its own cost and expense, deliver all tangible evidence of its Assigned Revenues (including, without limitation, all documents evidencing the Assigned Revenues) and books and records that the Collateral Agent may request to the Collateral Agent or to its representatives (copies of which evidence and books and records may be retained by the Grantor) at any reasonable time during normal business hours upon the Collateral Agent's demand. The Grantor shall, at the Collateral Agent's request and at the Grantor's own cost and expense, legend in form and substance satisfactory to the Collateral Agent, the Power Marketing Security Agreement Collateral, as well as books, records and documents of the Grantor evidencing or pertaining to the Power Marketing Security Agreement Collateral, with an appropriate reference to the fact that the items constituting the Power Marketing Security Agreement Collateral have been assigned to the Collateral Agent and that the Collateral Agent has a security interest therein.

                  SECTION 5.3. Modification of Terms; No Payment to Grantor. The Grantor shall not, other than in the ordinary course of business, rescind or cancel any indebtedness evidenced by any Assigned Revenue or make any adjustment with respect thereto, or extend or renew the same, or compromise or settle any dispute, claim, suit or legal proceeding relating thereto, or sell any Assigned Revenue or interest therein, without the prior written consent of the Collateral Agent, acting pursuant to the Intercreditor Agreement, or as otherwise expressly provided herein. The Grantor will duly fulfill all obligations on its part to be fulfilled under or in connection with the Assigned Revenues and will do nothing to impair the rights of the Collateral Agent in the Assigned Revenues.

                  SECTION 5.4. Collection. The Grantor shall take all commercially reasonable actions to cause to be collected from the account debtors of each of the Assigned Revenues, as and when due (including Assigned Revenues that are delinquent, such Assigned Revenues to be collected in accordance with generally accepted commercial collection procedures), any and all amounts owing under or on account of such Assigned Revenues, and apply forthwith upon receipt thereof all such amounts as are so collected to the outstanding balance of such Assigned Revenues.

                  SECTION 5.5. Instruments. If any of the Assigned Revenues becomes evidenced by an Instrument having a face value in excess of $5,000 and a maturity of thirty (30) days or longer, the Grantor shall promptly notify the Collateral Agent thereof in writing, and within ten (10) days of a request by the Collateral Agent therefor, shall deliver such Instrument to the Collateral Agent appropriately endorsed to the order of the Collateral Agent as further security hereunder. Notwithstanding the foregoing, at such time that an Event of Default shall have occurred and be continuing, or at such time as the Grantor shall own or acquire Instruments which in the aggregate exceed $20,000, the Grantor shall deliver all Instruments to the Collateral Agent within ten (10) days, appropriately endorsed to the order of the Collateral Agent as further security hereunder.

                                   ARTICLE VI
                        DUTY OF CARE OF COLLATERAL AGENT

                  SECTION 6.1. Collateral Agent's Duties; Reasonable Care. The Collateral Agent shall have the duty to exercise reasonable care in the custody and preservation of any Power Marketing Security Agreement Collateral in its possession, which duty shall be fully satisfied if the Collateral Agent maintains safe custody of such Power Marketing Security Agreement Collateral in accordance with customary banking standards.

                  SECTION 6.2. Further Protection. In acting hereunder, the Collateral Agent shall be entitled to the same rights, indemnities and immunities as afforded to it under the Intercreditor Agreement.


                                   ARTICLE VII
                   REMEDIES UPON OCCURRENCE OF A TRIGGER EVENT

                  SECTION 7.1. Remedies; Obtaining the Power Marketing Security Agreement Collateral upon Trigger Event. (a) Upon the occurrence and during the continuance of a Trigger Event, the Collateral Agent, acting pursuant to the Intercreditor Agreement, or as otherwise expressly provided herein, shall be entitled to exercise on behalf of itself and the other Secured Parties, all the rights and remedies of a secured party under the UCC as in effect in any relevant jurisdiction and all rights now or hereafter existing under all other Applicable Law to enforce this Agreement and the security interests contained herein, and, in addition, subject to any Applicable Laws then in effect, the Collateral Agent, acting pursuant to the Intercreditor Agreement, or as otherwise expressly provided herein, may, but is under no obligation to, in addition to its other rights and remedies hereunder, including without limitation under Section 7.2 and Section 7.6, and also the rights of the Collateral Agent and the other Secured Parties under any of the Transaction Documents, do any of the following to the fullest extent permitted by applicable law:

                  (i) personally, or by agents, trustees or attorneys, immediately take possession of the Power Marketing Security Agreement Collateral or any part thereof, from the Grantor or any other Person who then has possession of any part thereof with or without notice or process of law, and for that purpose may enter upon the Grantor's premises or such other Person's premises where any of the Power Marketing Security Agreement Collateral is located and remove the same and use in connection with such removal any and all services, supplies, aids and other facilities of the Grantor;

                  (ii) instruct the obligor or obligors of any agreement, instrument or other obligation (including, without limitation, the Assigned Revenues) constituting the Power Marketing Security Agreement Collateral to make any payment required by the terms of such instrument or agreement directly to the Collateral Agent; and

                  (iii) take possession of the Power Marketing Security Agreement Collateral or any part thereof, by directing the Grantor in writing to turn over the same to the Collateral Agent at its chief executive office or, to the extent such Power Marketing Security Agreement Collateral may be moved, to deliver the same to the Collateral Agent at any other place or places designated by the Collateral Agent, in which event the Grantor shall, at its own expense
(A) forthwith turn over the same to the Collateral Agent at one of the places designated by the Collateral Agent, (B) store and keep any Power Marketing Security Agreement Collateral so turned over or delivered to the Collateral Agent at such place or places pending further action by the Collateral Agent as provided in Section 7.2 and (C) while the Power Marketing Security Agreement Collateral shall be so stored and kept, provide such guards and maintenance services as shall be necessary to protect the same and to preserve and maintain the Power Marketing Security Agreement Collateral in good condition.

                  (b) The Grantor's obligation to turn over or deliver the Power Marketing Security Agreement Collateral as set forth above is of the essence of this Agreement and, accordingly, upon application to a court of equity having jurisdiction, the Collateral Agent shall be entitled to obtain a decree requiring specific performance by the Grantor of said obligation.

                  (c) When Power Marketing Security Agreement Collateral is in the Collateral Agent's possession, the Grantor shall pay (or reimburse the Collateral Agent on demand for) all reasonable expenses (including the cost of any insurance and payment of taxes or other charges) incurred in the custody, preservation, use or operation of the Power Marketing Security Agreement Collateral, and the obligation to reimburse all such expenses shall be secured hereby.

                  SECTION 7.2. Remedies; Disposition of the Power Marketing Security Agreement Collateral. Any Power Marketing Security Agreement Collateral repossessed by the Collateral Agent under or pursuant to Section 7.1 and any other Power Marketing Security Agreement Collateral, whether or not so repossessed by the Collateral Agent, may, to the extent permitted by any contract terms governing such Power Marketing Security Agreement Collateral and to the fullest extent permitted by applicable law, be sold, leased or otherwise disposed of under one or more contracts or as an entirety, whether by public or private sale and without the necessity of gathering at the place of sale the property to be sold, and in general in such manner, at such time or times, at such place or places and on such terms (whether cash or credit, and in the case of credit, without assumption of future credit risk) as the Collateral Agent may, in compliance with Applicable Law, determine to be commercially reasonable. If any Power Marketing Security Agreement Collateral is sold by the Collateral Agent upon credit or for future delivery, the Collateral Agent shall not be liable for the failure of the purchaser to pay for the same and in such event the Collateral Agent may resell the Power Marketing Security Agreement Collateral. In no event shall the Grantor be credited with any part of the proceeds of sale of any Power Marketing Security Agreement Collateral until payment thereof in cash or cash equivalents has actually been received by the Collateral Agent. Any of the Power Marketing Security Agreement Collateral may be sold, leased or otherwise disposed of, or options or contracts may be entered to do so, in the condition in which the same existed when taken by the Collateral Agent or after any overhaul or repair which the Collateral Agent shall determine to be commercially reasonable. Any such disposition shall be made upon not less than ten (10) days' written notice to the Grantor specifying the time such disposition is to be made and, if such disposition shall be a public sale, specifying the place of such sale. Any such sale may be adjourned by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. To the extent permitted by Applicable Law, the Collateral Agent or any other Secured Party may itself bid for and become the buyer of the Power Marketing Security

Agreement Collateral or any item thereof offered for sale at a public auction without accountability to the Grantor.

                  SECTION 7.3. Waiver. (a) EXCEPT AS OTHERWISE PROVIDED IN THIS AGREEMENT, THE GRANTOR HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, NOTICE OR JUDICIAL HEARING IN CONNECTION WITH THE COLLATERAL AGENT'S TAKING POSSESSION OR THE COLLATERAL AGENT'S DISPOSITION OF ANY OF THE COLLATERAL IN ACCORDANCE WITH THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, ANY AND ALL PRIOR NOTICE AND HEARING FOR ANY PREJUDGMENT REMEDY OR REMEDIES AND ANY SUCH RIGHT WHICH THE GRANTOR WOULD OTHERWISE HAVE UNDER THE CONSTITUTION OR ANY STATUTE OF THE UNITED STATES OR OF ANY STATE, AND THE GRANTOR HEREBY FURTHER WAIVES:

                           (i) all damages occasioned by such taking of possession except any damages which are finally judicially determined to have been the direct result of the Collateral Agent's gross negligence or wilful misconduct;

                           (ii) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Collateral Agent's and the other Secured Parties' rights hereunder;

                           (iii) demand of performance or other demand, notice of intent to demand or accelerate, notice of acceleration, presentment, protest, advertisement or notice of any kind to or upon the Grantor or any other Person; and

                           (iv) all rights of redemption, appraisement, valuation, stay, extension or moratorium now or hereafter in force under any applicable law in order to prevent or delay the enforcement of this Agreement or the absolute sale of the Power Marketing Security Agreement Collateral or any portion thereof, and the Grantor, for itself and all who may claim under it, insofar as it or they may now or hereafter lawfully do so, hereby waives the benefit of such laws.

                  (b) Without limiting the generality of the foregoing, the Grantor hereby: (i) authorizes the Collateral Agent, in its sole discretion and without notice to or demand upon the Grantor and without otherwise affecting the obligations of the Grantor hereunder from time to time, to take and hold other collateral granted to it by any other Person (in addition to the Power Marketing Security Agreement Collateral) for payment of any Secured Obligations, or any part thereof, and to exchange, enforce or release such other collateral or any part thereof, and to accept and hold any endorsement or guarantee of payment of the Secured Obligations or any part thereof, and to release or substitute any endorser or guarantor or any other Person granting security for or in any way obligated upon any Secured Obligations, or any part thereof; and (ii) waives and releases any and all right to require the Collateral Agent or the other Secured Parties to collect any of the Secured Obligations from any specific item or items of Power Marketing Security Agreement Collateral or from any other party liable as guarantor or in any other manner in respect of any of the Secured Obligations or from any collateral (other than the Power Marketing Security Agreement Collateral) for any of the Secured Obligations.

                  (c) Any sale of, or the grant of options to purchase, or any other realization upon, any Power Marketing Security Agreement Collateral shall, provided that it is done in accordance with applicable law and this Agreement, operate to divest all right, title, interest, claim and demand, either at law or in equity, of the Grantor therein and thereto, and shall be a perpetual bar both at law and in equity against the Grantor and against any and all Persons claiming or attempting to claim the Power Marketing Security Agreement Collateral so sold, optioned or realized upon, or any part thereof, from, through and under the Grantor.

                  SECTION 7.4. Application of Proceeds; Grantor Liable for Deficiency. The Collateral Agent shall apply the net proceeds of any collection, sale or other realization of all or any part of the Power Marketing Security Agreement Collateral pursuant to this Agreement, and any other cash at the time of such collection, sale or other realization held by the Collateral Agent under this Agreement, in accordance with Article V of the Intercreditor Agreement.

                  SECTION 7.5. No Waiver; Remedies Cumulative. No failure or delay on the part of any Secured Party in exercising any right, remedy, power or privilege hereunder and no course of dealing between the Grantor and any Secured Party shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. A waiver by any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which any Secured Party would otherwise have on any future occasion. The rights and remedies herein expressly provided are cumulative and may be exercised singly or concurrently and as often and in such order as any Secured Party deems expedient and are not exclusive of any rights or remedies which the Secured Parties would otherwise have whether by agreement or now or hereafter existing under Applicable Law. No notice to or demand on the Grantor in any case shall entitle the Grantor to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Secured Parties to any other or future action in any circumstances without notice or demand.

                  SECTION 7.6. Discontinuance of Proceedings. In case any Secured Party shall have instituted any proceeding to enforce any right, power or remedy under this Agreement by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to such Secured Party, then, in every such case, subject to the terms of any final non-appealable judgment rendered in any such proceeding, the Grantor, the Secured Parties and each holder of any of the Secured Obligations shall be restored to their former positions and rights hereunder with respect to the Power Marketing Security Agreement Collateral, subject to the Security Interest created under this Agreement, and all rights, remedies and powers of the Secured Parties shall continue as if no such proceeding had been instituted.

                                  ARTICLE VIII
                                 MISCELLANEOUS

                  SECTION 8.1. Notices. Unless otherwise specifically herein provided, all notices required or permitted under the terms and provisions hereof shall be in writing and any such notice shall become effective if given in accordance with the provisions of Section 12.5 of the Indenture.

                  SECTION 8.2. Amendment. No waiver, amendment, modification or termination of any provision of this Agreement, or consent to any departure by the Grantor therefrom, shall in any event be effective without the prior written consent of the Collateral Agent, acting pursuant to the Intercreditor Agreement, or as otherwise expressly provided herein, and none of the Power Marketing Security Agreement Collateral shall be released without the written consent of the Collateral Agent, acting pursuant to the Intercreditor Agreement, or as otherwise expressly provided herein. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                  SECTION 8.3. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Grantor and the Secured Parties, all future holders of the Secured Obligations and their respective successors, transferees and assigns (to the extent such successors, transferees and assigns are permitted under the Finance Documents and the documents regarding additional Permitted Indebtedness), except that the Grantor may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Collateral Agent and in accordance with this Agreement.

                  SECTION 8.4. Survival. All agreements, statements, representations and warranties made by the Grantor herein or in any certificate or other instrument delivered by the Grantor or on its behalf under this Agreement shall be considered to have been relied upon by the Secured Parties and shall survive the execution and delivery of this Agreement and the other Finance Documents regardless of any investigation made by any Secured Party or made on their behalf.

                  SECTION 8.5. Headings Descriptive. The headings of the several sections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

                  SECTION 8.6. Severability. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

                  SECTION 8.7. Grantor's Duties. Anything herein contained to the contrary notwithstanding, the Grantor shall remain liable to perform all of its obligations under or with respect to the Power Marketing Security Agreement Collateral, and the Secured Parties shall not have any obligations or liabilities under or with respect to any Power Marketing Security Agreement Collateral by reason of or arising out of this Agreement, nor shall the Secured Parties be required or obligated in any manner to perform or fulfill any of the obligations of the Grantor under or with respect to any Power Marketing Security Agreement Collateral.

                  SECTION 8.8. Termination; Release. (a) Upon the occurrence of the Debt Termination Date, this Agreement shall terminate (except as provided in Section 8.4), and the Collateral Agent, at the written request and expense of the Grantor, will promptly execute and deliver to the Grantor the proper instruments (including UCC termination statements on form UCC-3) acknowledging the termination of this Agreement, and will duly assign, transfer and deliver to the Grantor (without recourse and without any representation or warranty of any kind) such of the Power Marketing Security Agreement Collateral as may be in the possession of the Collateral Agent and has not theretofore been disposed of or otherwise applied or released.

                  (b) Upon the sale or disposition of any portion of the Power Marketing Security Agreement Collateral permitted pursuant to the terms of the Finance Documents, including, but not limited to, any Permitted Asset Sale, the purchaser of such portion of the Power Marketing Security Agreement Collateral shall, upon such purchase, acquire good title to the Power Marketing Security Agreement Collateral so purchased, free of the security interest created by this Agreement. The Collateral Agent, upon the request, and at the expense, of the Grantor, shall execute and deliver all such documentation necessary to release the security interest created in such Power Marketing Security Agreement Collateral pursuant to this Agreement.

                  SECTION 8.9. Reinstatement. This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any amount received by any Secured Party in respect of the Secured Obligations is rescinded or must otherwise be restored or returned by such Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Grantor or upon the appointment of any intervenor or conservator of, or trustee or similar official for, the Grantor or any substantial part of its assets, or upon the entry of an order by a bankruptcy court avoiding payment of such amount, or otherwise, all as though such payments had not been made.

                  SECTION 8.10. Counterparts. This Agreement may be executed in any number of counterparts, each of which, taken together, shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

                  SECTION 8.11 Governing Law; Submission to Jurisdiction; Waiver of Jury Trial. (a) THIS AGREEMENT IS A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK OF THE UNITED STATES AND SHALL FOR ALL PURPOSES BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF SUCH STATE WITHOUT REGARD TO THE CONFLICT OF LAW RULES THEREOF (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

                  (b) Any legal action or proceeding against the Grantor with respect to this Agreement may be brought in the courts of the State of New York in the County of New York or of the United States for the Southern District of New York and, by execution and delivery of this Agreement, the Grantor hereby irrevocably submits and accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The Grantor agrees that a judgment, after exhaustion of all available appeals, in any such action or proceeding shall be conclusive and binding upon the Grantor, and may be enforced in any other jurisdiction, by a suit upon such judgment, a certified copy of which shall be conclusive evidence of the judgment. The Grantor hereby irrevocably designates, appoints and empowers CT Corporation System with offices on the date hereof at 111 Eighth Avenue, New York, N.Y. 10011, as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notice and documents which may be served in any such action or proceeding. If for any reason such designee, appointee and agent shall cease to be available to act as such agent, the Grantor agrees to designate a new designee, appointee and agent in New York City on the terms and for the purposes of this provision satisfactory to the Collateral Agent. The Grantor further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Grantor at its address referred to in Section 12.5(a) of the Indenture, such service to become effective thirty (30) days after such mailing. Nothing herein shall affect the right of the Collateral Agent or any other Person to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Grantor in any other jurisdiction.

                  (c) The Grantor hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement in the courts referred to in clause (b) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

                  (d) WITH REGARD TO THIS AGREEMENT, EACH PARTY HERETO HEREBY WAIVES THE RIGHT TO A TRIAL BY JURY.

                  SECTION 8.12. Authority of Collateral Agent. The Grantor acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Collateral Agent and the other Secured Parties, be governed by this Agreement, the other Finance Documents and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Grantor, the Collateral Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and the Grantor shall not be under any obligation, or entitlement, to make any inquiry respecting such authority.

                  SECTION 8.13. Conflict with Intercreditor Agreement. In case of a conflict between any provision of this Agreement and any provision of the Intercreditor Agreement, the provisions of the Intercreditor Agreement shall control. No such conflict shall be deemed to exist merely because this Agreement imposes greater obligations on the Grantor than the Intercreditor Agreement.

                  SECTION 8.14. Indemnities and Expenses. The obligation of the Grantor to pay the costs and expenses of, and to indemnify, defend and hold harmless, the Collateral Agent, its agents, officers, directors and representatives and the other Secured Parties under and in connection with this Agreement shall be as provided in Section 2.4 of the Intercreditor Agreement as in effect as of the date hereof. No amendment to such Section 2.4 or termination of the Intercreditor Agreement shall affect the provisions of this Section 9.16 unless such amendment or termination shall have been consented to by the parties to this Agreement in accordance with the provisions hereof and of the other Finance Documents.

                  SECTION 8.15. Entire Agreement. This Agreement, together with any other agreement executed in connection herewith, is intended by the parties as a final expression of their agreement as to the matters covered hereby and is intended as a complete and exclusive statement of the terms and conditions thereof.

                  SECTION 8.16. Independent Security. The security provided for in this Agreement shall be in addition to and shall be independent of every other security which the Collateral Agent or the other Secured Parties may at any time hold for any of the Secured Obligations hereby secured, whether or not under the Security Documents. The execution of any other Security Document shall not modify or supersede the security interest or any rights or obligations contained in this Agreement and shall not in any way affect, impair or invalidate the effectiveness and validity of this Agreement or any term or condition hereof. The Grantor hereby waives its right to plead or claim in any court that the execution of any other Security Document is a cause for extinguishing, invalidating, impairing or modifying the effectiveness and validity of this Agreement or any term or condition contained herein. The Collateral Agent shall be at liberty to accept further security from the Grantor or from any third party and/or release such security without notifying the Grantor and without affecting in any way the obligations of the Grantor under the Security Documents or the other Finance Documents. The Collateral Agent, acting pursuant to the Intercreditor Agreement, or as otherwise expressly provided herein, shall determine if any security conferred upon the Collateral Agent and the other Secured Parties under the Security Documents shall be enforced by the Collateral Agent, as well as the sequence of securities to be so enforced.

                  SECTION 8.17. Third Party Beneficiaries. The agreements of the parties hereto are intended to benefit the Secured Parties and their respective successors and assigns.

                  SECTION 8.18. Limitation of Liability. The provisions of
Section 12.11 of the Indenture shall apply to this Agreement.

                  SECTION 8.19. Merger of Collateral Agent. Any corporation into which the Collateral Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Collateral Agent shall be a party, or any corporation succeeding to the business of the Collateral Agent shall be the successor of the Collateral Agent hereunder without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto except where an instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding.



            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the date first above written.



                                    NRG POWER MARKETING INC. as Grantor

                                    By: /s/ Craig A. Mataczynski
                                        Name: Craig A. Mataczynski
                                        Title: President



                                    THE CHASE MANHATTAN BANK, as Collateral
                                    Agent



                                    By: /s/ Annette M. Marsula
                                        Name: Annette M. Marsula
                                        Title: Vice President

                                                        Schedule I to Assignment
                                                          and Security Agreement

                                 Filing Offices

           Office of the Secretary of State of the State of Minnesota



                                   Sch. I - 1